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                                                                   EXHIBIT 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in each of the eight Registration Statements on Form S-8 (No. 33-54391, No. 33-52723, No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185 and No. 333-01061) and
in each Prospectus constituting part of the two Registration Statements on Form S-3 (No. 33-54927 and No. 33-46947) of Mattel, Inc. and its subsidiaries of our report dated February 6, 1996, appearing on page 51 of the December 31, 1995 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 26 of the Company's Annual Report on Form 10-K.




/s/ PRICE WATERHOUSE LLP
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Los Angeles, California
March 22, 1996